EXHIBIT 4.4

EXECUTION

SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

This SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of April 7, 2015 (the “Amendment”), is entered into by and among KGH Intermediate Holdco II, LLC, a Delaware limited liability company (the “Issuer”), KGH Intermediate Holdco I, LLC, a Delaware limited liability company (“Holdings”), each of the other Note Parties party hereto, the undersigned Required Purchasers and U.S. Bank National Association, as agent for the Purchasers (the “Agent”). All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Note Purchase Agreement (as defined below).

BACKGROUND

A. Reference is made to that certain Note Purchase Agreement dated as of August 8, 2014 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Note Purchase Agreement”), by and among Holdings, the Issuer, the Subsidiary Guarantors from time to time party thereto, the Purchasers from time to time party thereto and the Agent.

B. The Issuer has requested that the Purchasers agree to certain amendments and modifications to the Note Purchase Agreement, on the terms and conditions set forth herein.

C. The Required Purchasers have consented to Issuer’s request as described above.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1. Waiver and Consent. Effective upon the effectiveness of this Amendment as provided for in Section 4 hereof, notwithstanding anything to the contrary provided for in the Note Purchase Agreement (including Sections 4.14, 7.14(b) and 7.14(c) of the Note Purchase Agreement) and the other Note Documents, the Agent and the Purchasers hereby:

(a) consent to the execution, delivery and performance of the Second Amendment to Amended and Restated Revolving Credit and Security Agreement and Amendment to Amended and Restated Guaranty and Suretyship Agreement, dated as of the date hereof (the “Revolving Credit Amendment”), by and among the Issuer, Holdings, the guarantors party thereto and PNC Bank, National Association, as a lender and as agent, including, without limitation, (x) the increase in the revolving credit commitments thereunder by $20,000,000 and (y) the granting of a first priority perfected security interest in the ABL Equipment, subject to a second priority perfected security interest in favor of the Agent, and

(b) waive any noncompliance with the terms of Section 4.14 in respect of ABL Equipment constituting Vehicles acquired by the Note Parties related to the filing of certificates of title/ownership (or other required documentation) to indicate Agent’s first priority security interest in such Vehicles to the extent the Note Parties comply with Section 5 hereof.

2. Amendments to Note Purchase Agreement. Effective upon and as of the satisfaction of the conditions set forth in Section 3 hereof,

(a) Definitions. Section 1.2 of the Note Purchase Agreement is hereby amended by adding the following new definitions thereto, each in its appropriate alphabetic place:

“ABL Equipment” shall mean, collectively, all of that Equipment listed on Schedule 1.2(b) to this Agreement (which such Schedule 1.2(b) shall indicate, as to each such item of Equipment, whether such item of Equipment is “titled collateral” governed by a certificate of title statute in any applicable jurisdiction), together with all ABL Equipment Spare Parts and all accessions (as defined in the Uniform Commercial Code) thereto; provided that, to the extent the Schedule 1.2(b) added to the Note Purchase Agreement pursuant to the Second Amendment on the Second Amendment Effective Date indicates that the VIN# for any particular item of ABL Equipment is “TBD” or “To Be Determined”, promptly following the determination of all such VIN#’s for all such items, the Note Parties shall deliver written notice to Agent and to the Revolving Agent (as defined in the Intercreditor Agreement) providing an updated copy of such Schedule 1.2(b) with such VIN#’s (and any other “TBD” information) completed, which shall constitute an update and amendment to such Schedule 1.2(b) for all purposes hereunder and under the Intercreditor Agreement.

“ABL Equipment Spare Parts” means (x) any and all spare parts actually used and installed in/incorporated into any ABL Equipment in connection with the repair or maintenance of such ABL Equipment, and (y) any and all spare parts purchased by any Note Party for the specific purpose of being used and installed in/incorporated into any ABL Equipment in connection with the repair and maintenance of such ABL Equipment.

“Second Amendment” shall mean that certain Second Amendment to Note Purchase Agreement, dated as of April 7, 2015, by and among the Issuer, Holdings, each of the other Note Parties party thereto, the Required Purchasers and the Agent.

“Second Amendment Effective Date” shall mean the effective date of the Second Amendment.

(b) Mandatory Prepayments. Section 2.5(b) of the Note Purchase Agreement is amended by deleting the phrase “other than Inventory or Receivables” and substituting in lieu thereof the following: “other than Inventory, Receivables or ABL Equipment”.

(c) Vehicles. Section 4.14 of the Note Purchase Agreement is amended and restated in its entirety to read as follows:

“ Within the time specified in Section 6.14 and, with respect to any Vehicles constituting Collateral acquired by such Note Party subsequent to the date hereof,

within 30 days after the date of acquisition thereof (or longer if agreed to by the Required Purchasers), all applications for certificates of title/ownership indicating Agent’s first priority security interest in the Vehicle (or, in the case of Vehicles constituting ABL Equipment, second priority security interest) covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which Agent or the Required Purchasers shall deem advisable to perfect Agent’s security interests in the Vehicles.

(d) Permitted Activities. Subclause (A)(viii) of Section 7.20(b) of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“, (viii) (x) the issuance of that certain Subordinated Promissory Note, dated December 23, 2014 (the “KGH Subordinated Note”), by and among KGH, the lenders from time to time party thereto (the “KGH Subordinated Lenders”) and KG Fracing Acquisition Corp., as agent for the KGH Subordinated Lenders, in an original principal amount equal to $20,000,000, plus any accrued interest thereon, and (y) the holding of that certain Subordinated Promissory Note, dated April 7, 2015 (the “Intercompany Subordinated Note” and, together with the KGH Subordinated Note, the “Keane Subordinated Notes”), issued by KGH Intermediate Holdco II, LLC to KGH for cash, in an original principal amount equal to $20,000,000, plus any accrued interest thereon; provided, that, notwithstanding anything contained in Section 7.7, none of the Note Parties may make any cash distribution to KGH to fund the payment of any principal, interest, fees or other amounts owing in respect of the Indebtedness evidenced by either of the Keane Subordinated Notes”

(e) Cross Default. Section 10.11 of the Note Purchase Agreement is hereby amended by inserting at the end of such section and before the “;” the following language:

“(but, for the avoidance of doubt, without giving effect to any waiver or amendment of such Subject Indebtedness after the Second Amendment Effective Date, except for any waiver or amendment consented to by the Required Purchasers)”

(f) Confidentiality; Sharing Information. Clause (D) of the first proviso to the first sentence of Section 16.18 of the Note Purchase Agreement is hereby amended by replacing the word “or” as it appears after the word “employee” with “,”, and by inserting after the word “attorney” the following language:

“, investor or other funding source”

(g) ABL Equipment. A new Schedule 1.2(b) in the form of Annex A attached to this Amendment is hereby added to the Note Purchase Agreement.

3. Representations and Warranties. Each of the Note Parties hereby:

(a) reaffirms all representations and warranties made to Agent and Purchasers under the Note Purchase Agreement and each of the other Note Documents, and confirms that such representations and warranties are true and correct in all material respects (except to the extent any such representation or warranty is already qualified as to materiality, Material Adverse Effect or similar language, in which case each such representation or warranty (after giving effect to any qualification therein) is true and correct in all respects) on and as of the date hereof (other than any representation or warranty that expressly relates to an earlier date, in which case each such representation or warranty is true and correct in all material respects as of such earlier date);

(b) reaffirms all of the covenants contained in the Note Purchase Agreement and covenants to abide thereby until all Obligations and other liabilities of Note Parties to Agent and Purchasers, of whatever nature and whenever incurred, are satisfied and/or released by Agent and Purchasers;

(c) represents and warrants that, as of the date hereof, no Default or Event of Default has occurred and is continuing under the Note Purchase Agreement or any of the other Note Documents;

(d) represents and warrants that, as of the date hereof, no event or development has occurred since the Closing Date which has had or is reasonably likely to have a Material Adverse Effect; and

(e) represents and warrants that (i) such Note Party has full power, authority and legal right to enter into this Amendment and all other agreements, instruments or other documents related hereto and to perform all of its respective Obligations under the Note Documents as amended hereby and thereby, (ii) this Amendment and all other agreements, instruments or other documents required hereby, if any, have been duly executed and delivered by each Note Party, and this Amendment and the Note Documents as amended hereby and by any such agreements, instruments or documents required hereby constitute the legal, valid and binding obligation of such Note Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, (iii) the execution, delivery and performance of this Amendment and all other agreements, instruments or other documents required hereby, if any, (a) are within such Note Party’s powers under its Organization Documents, have been duly authorized by all necessary corporate, limited partnership, company or other organizational action, as applicable, are not in contravention of law or the terms of such Note Party’s Organization Documents or to the conduct of such Note Party’s business or of any material agreement or undertaking to which such Note Party is a party or by which such Note Party is bound, (b) will not conflict in any material respect with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except those Consents set forth on Schedule 5.1 to the Note Purchase Agreement, all of which will have been duly obtained, made or compiled prior to the effective date hereof and which are in full force and effect or the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect, and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Note Party and its Restricted Subsidiaries under the provisions of any agreement, instrument, Organization Document or other instrument to which such Note Party and its Restricted Subsidiaries are party or by which they or their property is a party or by which they may be bound.

4. Conditions Precedent/Effectiveness Conditions. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

(a) Agent shall have received this Amendment, duly authorized, executed and delivered by the Issuer, Holdings, each of the other Note Parties and the Required Purchasers;

(b) Agent shall have received a final executed copy of (i) an amendment to the Intercreditor Agreement consistent with the provisions of this Amendment (the “First Intercreditor Amendment”) and (ii) the Revolving Credit Amendment, in each case in form and substance satisfactory to Agent and the Purchasers;

(c) Agent shall have received a final executed copy of the Intercompany Subordinated Note in form and substance satisfactory to Agent and the Purchasers;

(d) Issuer shall have (x) paid or reimbursed the Agent and the Purchasers for their respective reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto and (y) paid the Agent, for the ratable benefit of the Purchasers, an amendment fee equal to 0.25% of the outstanding principal amount of the Notes; and

(e) All representations, warranties and schedules set forth in or annexed to the Note Purchase Agreement or this Amendment (other than any representation, warranty or schedule that was made as of an earlier date or is only required to be true and correct as of an earlier date, in which case each such representation, warranty or schedule shall be true and correct in all material respects as of such earlier date) shall be true and correct in all material respects on and as of the effective date hereof (except to the extent any such representation, warranty or schedule is already qualified as to materiality, Material Adverse Effect or similar language, in which case each such representation, warranty or schedule (after giving effect to any qualification therein) shall be true and correct in all respects), and no Default or Event of Default shall have occurred and be continuing on the effective date hereof.

5. Post-Closing Obligation. Subject to the Intercreditor Agreement, as amended by the First Intercreditor Amendment, each of the Note Parties shall complete each of the applicable actions described on Schedule 6.14 to the Note Purchase Agreement with respect to the ABL Equipment as soon as commercially reasonable and in any event within ninety (90) days of the effective date of this Agreement (or such longer period as may be agreed to by the Agent).

6. Reaffirmation of Note Purchase Agreement and Note Documents. Except as modified by the terms hereof, all of the terms and conditions of the Note Purchase Agreement, as amended by this Amendment, and each of the other Note Documents are hereby reaffirmed and shall continue in full force and effect as therein written.

7. Confirmation of Indebtedness and Release. Each Note Party, by its signature below, hereby acknowledges, confirms and agrees that all of the Obligations (whether representing outstanding principal, accrued and unpaid interest, accrued and unpaid fees or any other Obligations of any kind or nature) currently owing by the Issuer under the Note Purchase Agreement and the other Note Documents, as reflected in the books and records of Agent and Purchasers as of the date hereof, are unconditionally owing from and payable by the Issuer, and that the Issuer is indebted to Agent and Purchasers with respect thereto, all without any set-off, deduction, counterclaim or defense. Each Note Party, by its signature below, hereby acknowledges and agrees that it has no actual or potential claim or cause of action against Agent or any Purchaser relating to this Amendment (or any document, agreement or instrument relating hereto), the Note Purchase Agreement or any other Note Document and/or the Obligations arising thereunder or related thereto, in any such case arising on or before the date hereof. As further consideration for the consents and amendments set forth herein, each Note Party, by its signature below, hereby waives and releases and forever discharge Agent and Purchasers, and the officers, directors, attorneys, agents and employees of each, from any liability, damage, claim, loss or expense of any kind originating in whole or in part known to any of the Note Parties on or before the date of this Amendment that any Note Party may now have against Agent or Purchasers or any of them arising out of or relating to the Obligations, this Amendment, the Note Purchase Agreement or the other Note Documents.

8. Required Purchaser Direction. By its execution and delivery of its signature page hereto, each of the undersigned Purchasers is authorizing and directing the Agent to execute (i) this Amendment and (ii) the First Intercreditor Amendment.

9. Miscellaneous.

(a) No rights are intended to be created hereunder for the benefit of any third party, creditor, or incidental beneficiary.

(b) The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

(c) No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

(d) The terms and conditions of this Amendment shall be governed by and construed in accordance with the laws of the State of New York.

(e) This Amendment may be executed in any number of counterparts and by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or electronic transmission shall bind the parties hereto.

(f) This Amendment shall constitute a Note Document and the failure to comply with any covenant herein shall be an Event of Default under the Note Purchase Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

KGH INTERMEDIATE HOLDCO II, LLC

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

KGH INTERMEDIATE HOLDCO I, LLC

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

KEANE FRAC, LP

By:	Keane Frac GP, LLC, its General Partner

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

KEANE FRAC GP, LP

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

KS DRILLING, LLC

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

KEANE FRAC ND, LLC

By:	Keane Frac, LP, its Managing Member

By:	Keane Frac GP, LLC, its General Partner

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

KEANE FRAC TX, LLC

By:	Keane Frac, LP, its Managing Member

By:	Keane Frac GP, LLC, its General Partner

By:	KGH Intermediate Holdco II, LLC, its Managing Member

By:	KGH Intermediate Holdco I, LLC, its Managing Member

By:	Keane Group Holdings, LLC, its Managing Member

By:	/s/ GREGORY POWELL
	Name:	Gregory Powell
	Title:	Vice President and Chief Financial Officer

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC, as agent for each Purchaser identified on Schedule A to the Note Purchase Agreement.

By:	/s/ T. CHRISTIAN STRACKE
	Name:	T. Christian Stracke
	Title:	Managing Director

GUGGENHEIM STRATEGIC OPPORTUNITIES FUND By: Guggenheim Partners Investment Management, LLC, as Sub-Advisor

By:	/s/ WILLIAM HAGNER
	Name:	William Hagner
	Title:	Attorney-In-Fact

VERGER CAPITAL FUND LLC By: Guggenheim Partners Investment Management, LLC, as Advisor

By:	/s/ WILLIAM HAGNER
	Name:	William Hagner
	Title:	Attorney-In-Fact

GUGGENHEIM CREDIT ALLOCATION FUND By: Guggenheim Partners Investment Management, LLC, as Sub-Adviser

By:	/s/ WILLIAM HAGNER
	Name:	William Hagner
	Title:	Attorney-In-Fact

NZC GUGGENHEIM MASTER FUND LIMITED By: Guggenheim Partners Investment Management, LLC as Investment Manager

By:	/s/ WILLIAM HAGNER
	Name:	William Hagner
	Title:	Attorney-In-Fact

GUGGENHEIM FUNDS TRUST – GUGGENHEIM HIGH YIELD FUND By: Security Investors, LLC as Investment Adviser

By:	/s/ AMY J. LEE
	Name:	Amy J. Lee
	Title:	Senior Vice President and Secretary

PRINCIPAL FUNDS, INC. – GLOBAL DIVERSIFIED INCOME FUND By: Guggenheim Partners Investment Management, LLC as Sub-Adviser

By:	/s/ WILLIAM HAGNER
	Name:	William Hagner
	Title:	Attorney-In-Fact

MAVERICK ENTERPRISES, INC. By: Guggenheim Partners Investment Management, LLC as Investment Manager

By:	/s/ WILLIAM HAGNER
	Name:	William Hagner
	Title:	Attorney-In-Fact

GUGGENHEIM VARIABLE FUNDS TRUST – SERIES P (HIGH YIELD SERIES) By: Security Investors, LLC, as Investment Advisor

By:	/s/ AMY J. LEE
	Name:	Amy J. Lee
	Title:	Senior Vice President and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Agent

By:	/s/ JAMES A. HANLEY
	Name:	James A. Hanley
	Title:	Vice President